UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: October 13, 2008

ENERGIZER HOLDINGS, INC.

(Exact name of Registrant as specified in its charter)

MISSOURI	1-15401	No. 43-1863181
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

533 MARYVILLE UNIVERSITY DRIVE, ST. LOUIS, MO     63141

(Address of Principal Executive Offices)                         (Zip Code)

(314) 985-2000

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02(e). COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On October 13, 2008, the Nominating and Executive Compensation Committee (the “Committee”) of the Board of Directors of the Company met and considered compensation issues with respect to the Company’s Executive Officers.

(A)    At that meeting, the Committee approved the material terms of the Company’s 2009 Annual and Two-Year Bonus Program, which is applicable to each of the Executive Officers. Because the Program is pursuant to the Executive Officer Bonus Plan approved by shareholders in January of 2006, performance-based awards under the Program will be tax deductible under Section 162(m) of the Internal Revenue Code. The material terms of that Program are as follows:

As in previous years, the Program will be comprised of both annual and two-year components. The annual component will still be comprised of two elements: a Company performance piece, based upon targeted earnings per share of the Company (“EPS”), and an individual performance piece. As in previous years, the Program will also include a two-year component designed to drive consistent growth over a multiple year period.

The annual component will again offer a potential payout of from 50 to 165% of the individual’s bonus target, which is a percentage of the individual’s base salary. For the Executive Officers, that percentage ranges from 60% to 100%, as noted under (B) below.  The Company performance piece of the Annual component will continue to comprise 70% of the individual’s bonus target, and the individual performance piece will comprise 30%.  The Company performance piece will continue to be paid out only if threshold targets (equal to final fiscal year 2008 EPS results) are met, with payment at that threshold of 50% of the 70% of the individual’s bonus target. Payment percentages will increase proportionately, in 1/10th of 1% increments, to 100% of the 70% if the 10% EPS target (set at 10% over fiscal year 2008 results) is achieved, and to 150% of the 70% if the stretch EPS target (set at 20% over fiscal year 2008 results) is achieved. The individual performance element will now offers a payout equal to 200% of the 30% of the individual’s bonus target for a "1" rating, 150% of the 30% for a “2” rating, and 75% to 100% of the 30% for a "3" rating, with no payouts for ratings below that level, in line with the program for non-executive officers.

The two-year component will again be a contingent bonus opportunity which will be created if the 10% EPS target for fiscal year 2009 is met or exceeded. If the 10% EPS target is met, the opportunity will be equal to 50% of the individual’s bonus target, increasing proportionately, in 1/10th of 1% increments, to 100% if the stretch EPS target for fiscal year 2009 is met.  In addition, the program was revised to provide that if EPS growth of at least 8% occurs, a contingent opportunity equal to 30% of the individual’s bonus target, increasing proportionately to 50% (at the 10% EPS target level), will be created. The contingent opportunity so created will be reduced by half after the end of fiscal year 2010 if actual EPS results for that year are no greater than fiscal year 2008 results, with payouts proportionately increasing to 100% of the contingent opportunity if the 10% EPS target for EPS for fiscal year 2010 (which will be established by the Committee at the beginning of fiscal year 2010) is met or exceeded. If fiscal year 2010 EPS results are actually less than fiscal year 2009 results, the contingent opportunity will not vest and no payout will be made.

(B)    At its October 13, 2008 meeting, the Committee also established the annual salaries of the Executive Officers for its 2009 fiscal year. The new annual salaries for the Executive Officers that were Named Executive Officers in the Company’s most recently filed Proxy Statement in connection with its 2008 Annual Meeting of Shareholders, are as follows: Messrs. W. Klein, $850,000 bonus target 100%; J. McClanathan, $490,000, bonus target 80%; D. Sescleifer, $475,000, bonus target 80%; D. Hatfield, $440,000, bonus target 80%, Ms. Stratmann, $375,000, bonus target 60%. A salary of $325,000 and a bonus target of 60% was approved for Mr. Conrad.  In addition, the Committee increased the number of hours of personal travel on corporate-owned aircraft permitted to Mr. Klein to 50 from 30 per year.

(C) At its October 13, 2008 meeting, the Committee granted a Performance Restricted Stock Equivalent Award Agreement to each of the Executive Officers, as listed on the exhibit to this filing. The material terms of the Performance Restricted Stock Equivalent Award Agreement are as follows:

        1.       Award   As of the date of the award, recipients will be credited with restricted Common Stock equivalents which, upon vesting, will convert into shares of Energizer Holdings, Inc. Common Stock which will be issued to the recipients, unless they elected in advance to defer receipt of the award until retirement or other termination of employment.

        2.       Vesting; Payment    Twenty-five percent of the total Equivalents granted to each recipient will vest on the third anniversary of the date of grant (“Time-Vested Equivalents”). Vesting of the remaining Equivalents granted (the “Performance Equivalents”) is contingent upon achievement of performance targets with respect to the Company’s CAGR for the period from September 30, 2008 through September 30, 2011 (the “Measurement Period”). With respect to those Equivalents, an additional 5% of the total Equivalents granted will vest on the date that the Company publicly releases earnings results for FY 2011 only if 8% CAGR is achieved for the Measurement Period, increasing proportionately in 1/10th of 1% increments up to 75% of the total Equivalents granted if 15% or greater CAGR is achieved for the period.

        3.       Acceleration   All unvested Equivalents granted to a recipient will immediately vest upon his or her death or declaration of total and permanent disability. Upon a Change of Control of the Company, all Time-Vested Equivalents will immediately vest. With respect to the Performance Equivalents, if the Change of Control occurs within eighteen (18) months following the date of the award, 25% of the total Equivalents granted will also immediately vest.  If the Change of Control occurs more than eighteen (18) months following the date of this Award Agreement, but before the date that FY2011 results are announced, the Performance Equivalents which will immediately vest will be the greater of:
        a.           25% of the total Equivalents granted, or
        b.           the percentage of total Equivalents granted which would have vested under paragraph 2 above if the Company’s CAGR on the announcement date was the actual annualized CAGR, calculated on a trailing four quarters basis, for the period between September 30, 2008 and the last fiscal quarter end prior to the Change of Control for which Company financial results were publicly disclosed.

        4.       Forfeiture   Any portion of the recipient’s restricted stock equivalents that are not vested will be forfeited upon:
        a.           the recipient’s voluntary or involuntary termination;
        b.           a determination by the Committee that the recipient engaged in competition with the Company; or
        c.           a determination by the Committee that the recipient engaged in activity or conduct contrary to the best interests of the Company, as described in the Plan.

The form of the Performance Restricted Stock Equivalent Award Agreement is attached to this filing as Exhibit 10.1.

(D)    At its October 13, 2008 meeting, the Committee approved amendment of the Company’s 2000 Incentive Stock Plan to provide that federal, state or local tax withholding obligations resulting from the payment or vesting of equity awards under the Plan (other than non-qualified stock options) are to be satisfied by reducing the shares of the Company’s common stock otherwise payable under such awards. With respect to non-qualified stock options, the amendment provides that such obligations must be satisfied through payroll deduction or other cash payment by the recipient. Under the amendment so approved, Section VI(G) was amended to read as follows:

“VI(G). Withholding of Taxes

The Company shall satisfy any federal, state or local tax withholding obligations (including income taxes and the employee portion of employment taxes) resulting from the payment or vesting of Awards (other than Non-Qualified Stock Options) by reducing the number of shares of Common Stock otherwise payable under such Awards.  To the extent that the shares of Common Stock under the Awards are insufficient to satisfy the tax withholding obligations, the Company shall deduct from any cash payment under the Plan, or otherwise collect from the recipient, any amounts necessary to satisfy such tax obligations.

In the event that the number of shares of Common Stock otherwise payable are reduced in satisfaction of tax obligations, such number of shares shall be calculated by reference to the Fair Market Value of the Common Stock on the date that such taxes are determined.

In the case of Non-Qualified Stock Options, the Company shall satisfy any federal, state or local tax withholding obligations through payroll deduction or any other cash payment by the recipient.

With respect to Corporate Officers, Directors or other recipients subject to Section 16(b) of the Exchange Act, the Committee, or, with respect to Awards granted to Directors, the Board, may impose such other conditions on the recipient’s election as it deems necessary or appropriate in order to exempt such withholding from the penalties set forth in said Section.”

(E)    At its October 13, 2008 meeting, the Committee also approved amendment of the Company’s Executive Officer Bonus Plan to ensure continuing compliance with Section 162(m) of the Internal Revenue Code, which denies an employer a deduction for compensation in excess of $1 million paid to covered employees, unless the compensation is performance-based compensation. The amendments which were approved clarify that (i) performance goals may be established or revised up to 90 days into a plan year, (ii) the Committee only has discretion to increase or decrease performance goals within that 90 day period, and that it may only establish goals that are uncertain at the time established, (iii) awards under the Plan may be paid no earlier than certification of achievement by the Committee, and no later than March 15th of the following year, and (iv) awards payable to a deceased participant may only be paid upon attainment of the performance goals, and at the same time as payment to all other recipients. A copy of the Amended Executive Officer Bonus Plan is attached as Exhibit 10.2.

SIGNATURES:

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERGIZER HOLDINGS, INC.
By:
Daniel J. Sescleifer
Executive Vice President and Chief Financial Officer

Dated: October 13, 2008

EXHIBIT INDEX

Exhibit No.

10.1                                Form of Performance Restricted Stock Equivalent Award Agreement.
10.2                                Amended Executive Officer Bonus Plan